Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Carmen Duarte
Phone:	781.332.7268
Email:	cduarte@onebeacon.com
Web site:	www.onebeacon.com

ONEBEACON AGREES TO SELL

PERSONAL LINES BUSINESS

CANTON, Massachusetts (February 2, 2010) — OneBeacon Insurance Group (NYSE:OB) today announced that it has entered into a definitive agreement to sell its Personal Lines business to Tower Group, Inc. (NASDAQ: TWGP). The transaction will include two insurance companies containing the personal lines business, and two attorneys-in-fact managing the reciprocal insurance exchanges which write the personal lines business in New York and New Jersey. Net written premiums for the affected books total approximately $420 million for the year ended December 31, 2009. As consideration, OneBeacon will receive an amount equal to the statutory surplus in the reciprocal exchanges (approximately $103 million at December 31, 2009), including the par value of the surplus notes issued by the exchanges to OneBeacon, the GAAP equity in the insurance companies and attorneys-in-fact (approximately $45 million at December 31, 2009), plus $32.5 million.

All Specialty Lines, including the collector car and boat

business produced through Hagerty Insurance, and the Personal Lines assigned risk business written through AutoOne will remain with OneBeacon. The sale is subject to certain state regulatory approvals.

Mike Miller, OneBeacon CEO, said “This step will complete OneBeacon’s transformation into a specialty company. We have had great success with our Specialty teams since 2001 and we are excited about our future profitability and growth in those markets. Additionally, the sale will free up significant capital which increases our financial flexibility, and also reduces our catastrophe exposure.  This makes OneBeacon a much stronger and more focused company going forward.”

“Through Tower, our agents and customers will transition to a carrier that is committed to building its personal lines presence. Tower will acquire our Personal Lines underwriting entities and in-force business, will hire the majority of our personal lines employees, and plans to use our products and systems to ensure a seamless transition.”

OneBeacon will discuss this transaction during its scheduled fourth quarter and full year 2009 Webcast for analysts and investors on Wednesday, February 3 at 10:00 a.m. ET.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB”. OneBeacon Insurance

Group’s underwriting companies offer a range of specialty and personal insurance products sold through select independent agents, regional and national brokers, and wholesalers. The company’s specialty businesses include OneBeacon Professional Insurance, International Marine Underwriters, Entertainment Brokers International Insurance Services, Specialty Accident and Health, OneBeacon Government Risks, OneBeacon Energy Group, A.W.G. Dewar (tuition refund), collector cars and boats written through Hagerty Insurance Agency, Technology, Financial Services, OneBeacon Specialty Property, Property and Inland Marine, and AutoOne.

As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance businesses are national in scope while personal lines business is concentrated in the Northeastern United States.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  change in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, fires, explosions, terrorist attacks or severe winter weather;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2008 filed February 27, 2009.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.